Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on the Form F-3 of our report dated May 17, 2007 relating to the financial statements of FreeSeas Inc. and its subsidiaries’ Annual Report on Form 20-F for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers
Pricewaterhouse Coopers S.A.
Athens, Greece
March 24, 2008